CASINO RESOURCE CORPORATION
                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT is made as of the 31st day of December, 1999 by and between ROY ANDERSON HOLDING CORP., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and the undersigned Purchaser, an individual (the "Purchaser").

                                   BACKGROUND:

         The Purchaser desires to purchase from the Company and the Company desires to sell to the Purchaser Nine Hundred Fifty-Two Thousand Two Hundred and Fifty Shares (952,250) shares of the common stock of Casino Resource Corporation ("CRC"), par value of $0.01 per share (the "Shares") on the terms hereinafter set forth.

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. On or as promptly as possible after the date hereof, the Company shall and hereby agrees to sell to the Purchaser, and the Purchaser shall and hereby agrees to purchase from the Company, at a price of Ten Cents ($0.10) per Share, Nine Hundred Fifty-Two Thousand Two Hundred Fifty (952,250) Shares for an aggregate purchase price of Ninety-Five Thousand Two Hundred Twenty-Five Dollars ($95,225.00). (the "Purchase Price").

         2. The payment of the Purchase Price shall be made upon receipt of certificates endorsed in blank or with stock powers attached endorsed in blank, in either such case with signature guaranteed by a national bank or a member of the New York Stock Exchange for the appropriate number of Shares of the Company. The Purchase Price shall be paid by delivery of Purchaser's Promissory Note, in the face amount of Ninety Five Thousand Two Hundred Twenty Five Dollars ($95,225.00), with interest accruing at a rate of Six Percent (6%) per annum and maturing in a lump sum on December 31, 2000, in the form of Exhibit "A" attached hereto (the "Note").

         3. The Purchaser hereby represents and warrants to the Company that the Shares are being acquired by him for his own account as principal, and for investment and not with a view to the distribution or resale thereof, the effect of which is that such Shares must be held indefinitely unless subsequently registered under the Securities Act of 1933, as amended, and registered or qualified under each applicable state securities statute and regulation, or an exemption therefrom is available.

         4. The Purchaser hereby agrees that certificates representing Shares issued to him pursuant hereto may bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES STATUTE OR REGULATION. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

         5. By executing this Stock Purchase Agreement, the Purchaser:

            (a) By virtue of his affiliation with CRC, acknowledges that he is familiar with and understands CRC's operations and prospects;

            (b) Represents and warrants that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Shares;

            (c) Represents and warrants that (i) he is at least twenty-one (21) years of age, (ii) he maintains his domicile (and is not a transient or temporary resident) in the State of Mississippi (iii) he has adequate means of providing for his current needs and personal contingencies, (iv) he has no need for liquidity in the proposed investment in the Shares, (v) all of his investments in and commitments to non-liquid investments are, and after the purchase of the Shares will be, reasonable in relation to his net worth and current needs, and (vi) he is able to bear the economic risk of losing the entire investment in the Shares;

            (d) Understands that (i) neither CRC nor the Company has any obligation to register the Shares for resale under any Federal or state securities law, or to take any action (including the filing of reports or the publication of information required by Rule 144 promulgated under the Securities Act of 1933) which would make available any exemption from the registration requirements of such laws, and (ii) therefore he may be precluded from selling or otherwise transferring or disposing of any Shares and may have to bear the economic risk of investment in the Shares for the indefinite future;

            (e) Understands that no Federal or state agency has approved or disapproved the Shares, passed upon or endorsed the merits of the offering or sale thereof, or made any finding or determination as to the fairness of the Shares for investment; and

            (f) Understands that the Shares are being offered and sold in reliance on specific exemptions from the registration requirements of Federal and state securities laws and that the Company and controlling persons thereof are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth in this Stock Purchase Agreement to determine the applicability of such exemptions and the suitability of the undersigned to acquire Shares.


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

         6. By executing this Stock Purchase Agreement, the Company:

            (a) Acknowledges that it has had the opportunity to acquire all information concerning the business, affairs, financial condition and prospects of CRC which it deems relevant to making a fully informed decision regarding consummation of the transactions contemplated by this Agreement;

            (b) Acknowledges that it has been supplied with copies of CRC's latest Annual Report on Form 10-KSB, CRC's latest Quarterly Report on Form
10-QSB, CRC's latest Proxy Statement, and CRC's latest Annual Report to shareholders;

            (c) Understands and acknowledges that neither the Purchaser, nor CRC nor anyone acting on behalf of either of them has made any representation or warranty regarding CRC or its business or affairs, or any other subject other than those representations, warranties, and acknowledgments set forth expressly in this Agreement, and the Company further acknowledges that it has not therefore relied on any such representations or warranties in the belief that they were made on behalf of CRC or the Purchaser;

            (d) Acknowledges that it has been told that CRC is negotiating a possible acquisition of assets of a company named Digital Development, LLC, doing business as Raw Data Corporation, a company engaged in the business of causing to be produced and manufactured business-card sized CD Roms with links to the owner's internet web-site, and that if such acquisition is consummated (as to which Company acknowledges there is no assurance), CRC may elect to exit from the gaming industry and devote its time, resources, and efforts in the direction of the newly acquired assets; and

            (e) Acknowledges that it has been told that CRC is negotiating the possible sale of CRC's casino located in Tunisia, North Africa to the landlord of the facility where the casino is located, but that no firm agreement has been reached, and that there is no assurance that any such agreement will ever be reached, or the terms of any such agreement.

         7. This Stock Purchase Agreement shall be governed by the laws of the State of Mississippi.

                  IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first above written.




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

Attest:                                    ROY ANDERSON HOLDING CORP.

By:________________________                By:__________________________
Name:                                               Name:
Title:   Secretary                                  Title:


WITNESS:                                   PURCHASER:


____________________________               __________________________(SEAL)













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